UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2021

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Ecolab Place, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	ECL	New York Stock Exchange
2.625% Euro Notes due 2025	ECL 25	New York Stock Exchange
1.000% Euro Notes due 2024	ECL 24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On February 16, 2021, Ecolab Inc. (“Ecolab”) announced earnings for the fourth quarter ended December 31, 2020. A copy of the (i) News Release issued by Ecolab in connection with this report under Item 2.02 is furnished and attached as Exhibit (99.1), (ii) Supplemental Data to be used in connection with the conference call to be held discussing the fourth quarter results is furnished and attached as Exhibit (99.2), and (iii) Supplemental Discussion and related materials to be used in such conference call is furnished and attached as Exhibit (99.3), each of which is incorporated by reference herein. Ecolab also will publish the attached exhibits on its website located at www.ecolab.com.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 16, 2021, Ecolab announced that it is expanding its Institutional Advancement Program (the “Institutional Plan”), which is a restructuring plan established in 2020 focusing on the Company’s Institutional business. The Institutional Plan, which includes certain activities previously approved as part of the Company’s Accelerate 2020 efficiency initiative (the “Ecolab Efficiency Initiative”), is intended to enhance our Institutional sales and service structure to allow the sales team to maximize service effectiveness by leveraging our ongoing investments in digital technology. Ecolab expects that these restructuring charges will be completed by 2023, with total anticipated costs of $80 million ($60 million after tax). The costs are expected to be primarily cash expenditures for severance costs  and facility closures. We also anticipate non-cash costs related to equipment disposals.

Additionally, Ecolab has established revised estimates for its Ecolab Efficiency Initiative following the expansion of the program in 2020 to further leverage technology and structural improvements and the subsequent reclassification of certain activities to the Institutional Plan.  Ecolab expects that the restructuring activities under the revised Ecolab Efficiency Initiative will be completed by the end of 2022, with total anticipated costs of $255 million ($195 million after tax) over this period of time, when revised for continuing operations. Costs are expected to be primarily cash expenditures for severance costs and some facility closure costs relating to team reorganizations.

Cautionary Statements Regarding Forward Looking Information

Statements contained in this Current Report on Form 8-K, including statements concerning Ecolab’s restructuring plan, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of management of the company. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this report. In particular, the ultimate results of any restructuring and business improvement actions depend on a number of factors, including the development of final plans, the impact of local regulatory requirements regarding employee terminations, the time necessary to develop and implement the restructuring and other business improvement initiatives and the level of success achieved through such actions in improving competitiveness, efficiency and effectiveness. Additional risks and uncertainties that may affect operating results and business performance are set forth under Item 1A of our most recent Form 10-K, and the company’s other public filings with the Securities and Exchange Commission. Ecolab does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are furnished pursuant to Item 2.02 of Form 8-K and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

Exhibit No.	Description	Method Of Filing

(99.1)	Ecolab Inc. News Release dated February 16, 2021.	Filed herewith electronically.

(99.2)	Supplemental Data for Fourth Quarter dated February 16, 2021.	Filed herewith electronically.

(99.3)	Supplemental Discussion for Fourth Quarter dated February 16, 2021.	Filed herewith electronically.

(104)	Cover Page Interactive Data File.	Embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: February 16, 2021	By:	/s/ David F. Duvick
David F. Duvick
Assistant Secretary

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